UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2011

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective October 26, 2011, the Board of Directors of Unifi, Inc. (the “Registrant”) designated James M. Otterberg as the Registrant’s principal accounting officer. As of such designation, Ronald L. Smith, the Registrant’s Vice President and Chief Financial Officer, ceased to be the Registrant’s principal accounting officer, but continues in his role as the Registrant’s principal financial officer.

Mr. Otterberg, age 40, has been employed by the Registrant’s subsidiary Unifi Manufacturing, Inc. since June 1, 2011 as Vice President and Chief Accounting Officer, and previously from October 1999 to December 2003 as Director – Joint Ventures and Alliances and Corporate Financial Analyst. Previously, Mr. Otterberg was employed by Polymer Group, Inc. (“Polymer Group”), a producer and marketer of engineered materials, from March 2004 through August 2011. At Polymer Group, he served as Vice President – Finance US from February 2008 through June 2011, responsible for financial operations, including compliance, forecasting, and strategic planning activities of Polymer Group’s United States region, and served as Vice President – Internal Audit and Corporate Compliance Officer from September 2006 through January 2008, responsible for compliance with various securities laws and other internal audit projects. Polymer Group is not a parent, subsidiary or other affiliate of the Registrant.

Mr. Otterberg does not have a family relationship as close as first cousin with any other executive officer or director of the Registrant. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Otterberg or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: November 1, 2011